As filed with the Securities and Exchange Commission on October 30, 1996 Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                    --------

                             THE WISER OIL COMPANY
               (Exact name of issuer as specified in its charter)
        Delaware                                          55-0522128
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

8115 Preston Road, Suite 400
        Dallas, Texas                                        75225
(Address of Principal Executive Offices)                   (Zip Code)

                                   --------
                THE WISER OIL COMPANY EQUITY COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS
                           (Full title of the Plan)
                                   --------


        Lawrence J. Finn                                     Copy to:
     Vice President, Finance                               Kenn W. Webb
      The Wiser Oil Company                             Thompson & Knight,
    8115 Preston Road, Suite 400                   A Professional Corporation
        Dallas, Texas 75225                      1700 Pacific Avenue, Suite 3300
(Name and address of agent for service)                 Dallas, Texas 75201
          (214) 265-0080                                  (214) 969-1700
    (Telephone number, including
  area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                ----------------------------------------------


 Title of                                           Proposed                Proposed maximum              Amount
securities                    Amount                maximum                     aggregate                   of
  to be                       to be              offering price                 offering               registration
registered                  registered            per share(1)                  price (1)                  fee
----------------------------------------------------------------------------------------------------------------------------------
Common stock                 25,000                $15.6875                   $392,187.50                 $118.84
$3.00 par value
per share
----------------------------------------------------------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($15 22/32) quoted in the consolidated reporting system on October 29, 1996, as reported in the October 30, 1996 edition of The Wall Street Journal.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
         ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

_____________

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

   The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

   (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

   (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

   (3) The description of the Common Stock contained in the Registration Statement on Form 8-A heretofore filed by the Registrant with the Commission, including any amendment or report filed for the purpose of updating such description.

   In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

   Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

   Not Applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

   The Registrant is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law"), the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

   Article Thirteenth of the Registrant's Certificate of Incorporation, as amended, provides for mandatory indemnification of directors, officers and other persons designated by the Board of Directors against liabilities and expenses in certain circumstances, including those arising in connection with suits brought by or in the right of the Registrant, to the fullest extent permitted by law. Such Article Thirteenth also authorizes the Registrant to maintain insurance to protect itself and any of its directors, officers or other indemnified persons against expenses and liabilities, arising from any claim, action, suit or proceeding in which such person may be involved by reason of such person having served in such a capacity, whether or not the Registrant would have the power to indemnify such person against such expenses or liabilities under Delaware Law or the provisions of Article Thirteenth.

   Section 8.4 of the Registrant's Bylaws provides for mandatory indemnification of directors and officers of the Registrant and other persons designated by the Board of Directors, to the fullest extent authorized by Delaware Law, in connection with actions, suits or proceedings (including those brought in the name of the Registrant) arising out of such persons' service in such capacities. In addition, such provision permits the Registrant to maintain insurance to protect itself and any of such persons against any liability, cost or expense incurred in connection with any such action, suit or proceeding whether or not the Registrant would have the power to indemnify such person under Delaware Law.

   Pursuant to Delaware Law, the Certificate of Incorporation of the Registrant eliminates the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

   The foregoing summaries are necessarily subject to the complete text of the statute, bylaw and charter provisions referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

   Not Applicable.


Item 8.  Exhibits.
         --------

   The following documents are filed as exhibits to this Registration Statement:

       5.1 Opinion of Thompson & Knight, A Professional Corporation, regarding 25,000 shares of Common Stock.

       23.1 Consent of Arthur Andersen LLP to incorporation of report by reference.

       23.2 Consent of Thompson & Knight, A Professional Corporation (included in the opinion filed herewith as Exhibit 5.1).

Item 9.  Undertakings.
         ------------

The Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 30th day of October, 1996.

                                THE WISER OIL COMPANY


                                By: /s/ Andrew J. Shoup, Jr.
                                    ___________________________________
                                    Andrew J. Shoup, Jr., President and
                                    Chief Executive Officer

                               POWER OF ATTORNEY

   The undersigned persons hereby constitute and appoint Andrew J. Shoup, Jr. and Lawrence J. Finn, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



   SIGNATURE                            TITLE                                                   DATE
   ---------                            -----                                                   ----

/s/ ANDREW J. SHOUP, JR.
----------------------------------      President, Chief Executive Officer, and               October 30, 1996
Andrew J. Shoup, Jr.                    Director

/s/ PAUL D. NEUENSCHWANDER
---------------------------------        Director                                             October 30, 1996
Paul D. Neuenschwander

/s/ C. FRAYER KIMBALL, III
---------------------------------        Director                                             October 30, 1996
C. Frayer Kimball, III

/s/ HOWARD D. HAMILTON
---------------------------------        Director                                             October 30, 1996
Howard D. Hamilton

/s/ A. W. SCHENCK, III
---------------------------------        Director                                             October 30, 1996
A. W. Schenck, III

/s/ JOHN W. CUSHING, III
---------------------------------        Director                                             October 30, 1996
John W. Cushing, III

/s/ LORNE H. LARSON
----------------------------------       Director                                             October 30, 1996
Lorne H.Larson

/s/ JON L. MOSLE, JR.
----------------------------------       Director                                             October 30, 1996
Jon L. Mosle, Jr.

/s/ LAWRENCE J. FINN
----------------------------------       Vice President Finance and                           October 30, 1996
Lawrence J. Finn                         Chief Financial Officer
                                        (principal financial and accounting officer)

                                         INDEX TO EXHIBITS




Exhibit Number                  Exhibit
--------------                  -------
    5.1             Opinion of Thompson & Knight, A
                    Professional Corporation, regarding
                    25,000 shares of Common Stock.

   23.1             Consent of Arthur Andersen LLP to
                    incorporation of report by reference.

   23.2             Consent of Thompson & Knight, A
                    Professional Corporation (included in the opinion filed herewith as Exhibit 5.1).